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                                                                      Exhibit 21


                    SUBSIDIARIES OF PARK NATIONAL CORPORATION

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Name of Subsidiary                                       Jurisdiction of Incorporation
------------------                                       -----------------------------

The Park National Bank ("PNB")                           United States (federally-chartered banking association)

Park Investments, Inc. (Note: is a wholly-owned          Delaware
subsidiary of PNB)

Scope Leasing, Inc. (Note: is a wholly-owned             Ohio
subsidiarsy of PNB

The Richland Trust Company ("Richland")                  Ohio

Richland Investments, Inc. (Note: is a wholly-owned      Delaware
subsidiary of Richland)

Century National Bank ("Century")                        United States (federally-chartered banking association)

Zane-Fed Services, Incorporated (Note: is a wholly-      Ohio
owned subsidiary of Century)

MFS Investments, Inc. (Note:  is a wholly-owned          Delaware
subsidiary of Century)

The First-Knox National Bank of Mount Vernon             United States (federally-chartered banking association)
("FKNB")

Guardian Financial Services Company                      Ohio

United Bank, N.A.                                        United States (federally-chartered banking association)

Second National Bank                                     United States (federally-chartered banking association)
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